                                                                     EXHIBIT 4.3

                               BOOK ENTRY SECURITY

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN OR PURSUANT TO THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. THE DEPOSITORY TRUST COMPANY ("DTC") SHALL ACT AS THE DEPOSITORY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE SECURITY REGISTRAR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, ROOM 234, NEW YORK, NEW YORK 10041) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

RGN-1                                                           Principal Amount

                                               $500,000,000, which amount may be
                                          increased or decreased by the Schedule
                  of Increases and Decreases in Global Security attached hereto.


                             WASTE MANAGEMENT, INC.

                              7 3/4% NOTES DUE 2032

                                                               CUSIP 94106L AN 9

         WASTE MANAGEMENT, INC., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, at the office or agency of the Company, the principal sum of [Five Hundred Million ($500,000,000)] U.S. dollars, or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security, on May 15, 2032 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 7 3/4% payable on November 15 and May 15 of each year, to the person in whose name the Note is registered at the close of business on the record date for such interest, which shall be the preceding November 1 and May 1, respectively, payable commencing on November 15, 2002, with interest consisting of interest accruing from May 24, 2002, or the most recent interest payment date.

         Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         The statements in the legends set forth above are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

         This Security is issued in respect of a series of Securities of an initial aggregate of U.S. $500,000,000 in principal amount designated as the 7 3/4% Senior Notes due 2032 of the Company and is governed by the Indenture dated as of September 10, 1997, duly executed and delivered by the Company, formerly known as USA Waste Services, Inc., to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by Board Resolutions (as defined in the Indenture) (such Indenture and Board Resolutions, collectively, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

         If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

         The Company hereby irrevocably undertakes to the Holder hereof to exchange this Security in accordance with the terms of the Indenture without charge.

         This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: _______, 2002                WASTE MANAGEMENT, INC.,
                                    a Delaware corporation


                                    By:
                                        ----------------------------------------
                                        Ronald H. Jones
                                        Vice President and Treasurer


                                    Attest:

                                    By:
                                       -----------------------------------------
                                       Linda J. Smith
                                       Assistant Secretary


CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



Date of Authentication:        , 2002   JPMORGAN CHASE BANK,
                       --------         as Trustee



                                        By:
                                           -------------------------------------
                                           Lynda Gunther
                                           Assistant Vice President and Trust
                                           Officer

                         REVERSE OF BOOK-ENTRY SECURITY

                             WASTE MANAGEMENT, INC.

                              7 3/4% NOTES DUE 2032

         This Security is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 7 3/4% Senior Notes due 2032 of the Company, in initial aggregate principal amount of $500,000,000 (the "Securities").

1.       Interest.

         The Company promises to pay interest on the principal amount of this Security at the rate of 7 3/4% per annum.

         The Company will pay interest semi-annually on November 15 and May 15 of each year (each an "Interest Payment Date"), commencing November 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from May 24, 2002. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the rate of 7 3/4% per annum, in each case to the extent lawful.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). Payments in respect of a Book-Entry Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City of New York, which initially will be at the corporate trust office of the Trustee located at 55 Water Street, Room 234, New York, New York, or at the option of the Company, payment of interest may be made by check mailed to the Holders on the Regular Record Date or on the Special Record Date at their addresses set forth in the Security Register of Holders.

3.       Paying Agent and Registrar.

         Initially, JPMorgan Chase Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         This Security is one of a duly authorized issue of Debt Securities of the Company issued and to be issued in one or more series under the Indenture.

         Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture, all indentures supplemental thereto, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture, and those terms stated in the Officers' Certificate to the Trustee (the "Officers' Certificate"), duly authorized by resolutions of the Board of Directors of the Company adopted on May 17, 2002 (the "Resolutions"). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture, all indentures supplemental thereto, said Act and said Resolutions and Officers' Certificate for a statement of them. The Securities of this series are general unsecured obligations of the Company limited to an initial aggregate principal amount of $500,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect.

5.       Redemption.

         The Securities will be redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price (the "Make-Whole Price") equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the Redemption Price) on the Securities (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 35 basis points; plus, in either case, accrued interest to the Redemption Date.

         Securities called for redemption become due on the Redemption Date. Notices of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each holder of record of the Securities to be redeemed at its registered address. The notice of redemption for the Securities will state, among other things, the amount of Securities to be redeemed, the Redemption Date, the Make-Whole Price and the place(s) that payment will be made upon presentation and surrender of Securities to be redeemed. Unless the Company defaults in payment of the Make-Whole Price, interest will cease to accrue on any Securities that have been called for redemption at the Redemption Date. If less than all the Securities are redeemed at any time, the Trustee will select the Securities to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.

         For purposes of determining the Make-Whole Price, the following definitions are applicable:

         "Treasury Yield" means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the notes.

         "Independent Investment Banker" means any of Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (and their respective successors), or, if all of such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee and reasonably acceptable to the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third business day preceding the redemption date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (2) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (a) the average of the Reference Treasury Dealer Quotations obtained by the Trustee for the redemption date, after excluding the highest and lowest of all Reference Treasury Dealer Quotations obtained, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the trustee.

         "Reference Treasury Dealer" means (1) each of Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (and their respective successors) unless any of them ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         Except as set forth above, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

         The Securities may be redeemed in part in multiplies of $1,000 only. Any such redemption will also comply with Article Eleven of the Indenture.

6.       Denominations; Transfer; Exchange.

         The Securities are to be issued in registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture and the Officers' Certificate. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.       Person Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

8.       Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interests of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

9.       Defaults and Remedies.

         If an Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare the principal amount of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made and before judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities, (B) the principal of (and premium, if any, on) any Securities which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate prescribed therefor herein,
(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor herein, and (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (2) all Events of Default under the Indenture with respect to the Securities, other than the nonpayment of the principal of Securities which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

10.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

11.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

12.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

13.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

14.      Absolute Obligation.

         No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

15.      No Recourse.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

16.      Governing Law.

         This Security shall be construed in accordance with and governed by the laws of the State of New York.

                       SCHEDULE OF INCREASES OR DECREASES
                               IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:

                                  AMOUNT OF                 AMOUNT OF            PRINCIPAL AMOUNT
                                 DECREASE IN               INCREASE IN            OF THIS GLOBAL           SIGNATURE OF
                                  PRINCIPAL             PRINCIPAL AMOUNT        SECURITY FOLLOWING      AUTHORIZED OFFICER
                                AMOUNT OF THIS               OF THIS               SUCH DECREASE           OF TRUSTEE OR
   DATE OF EXCHANGE            GLOBAL SECURITY           GLOBAL SECURITY           (OR INCREASE)            DEPOSITARY
   ----------------            ---------------          ----------------        ------------------      ------------------
